Exhibit 99.1

Universal Insurance Holdings Announces Sean P. Downes to be Named Executive Chairman. Stephen J. Donaghy Appointed as New CEO.

Fort Lauderdale, Fla., July 11, 2019 – Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that Sean P. Downes will take on a new role as Executive Chairman, commencing July 15, 2019. This move fits with Mr. Downes’s family and personal goals after 20 years as an executive of the Company, including the past six years as Chairman and CEO. The Board has appointed current Chief Operating Officer, Stephen J. Donaghy, as the new Chief Executive Officer.

Mr. Downes said, “I look forward to continuing my involvement with strategic decision making in my capacity as the Executive Chairman. Steve has been a key member of our management team for the past 13 years, and I look forward to continuing to work closely with him, Jon Springer, President, Frank Wilcox, CFO and Kimberly Campos, CAO/CIO, who will all remain in their current roles. With our strong leadership, execution of our strategic priorities, and a solid second quarter of 2019, I believe our Company’s future is brighter than ever.”

Michael Pietrangelo, Lead Director of the Board, said, “We look forward to Sean’s continued leadership as Executive Chairman. Steve is a strong leader with deep knowledge of our business. The Board looks forward to working with Steve in his new capacity as CEO, and with the outstanding Universal team.”

Mr. Donaghy said, “It is a privilege to take on this new role and to continue to work with our tremendous team and partners. We will continue to execute on the Company’s strategic initiatives, further strengthen our foundation, and I will work closely with Sean, our executive leadership team, and the rest of our Board to continue creating value for our shareholders.”

Mr. Donaghy, 54, has been the Company’s Chief Operating Officer since March 2016. He served as the Company’s Chief Marketing Officer from January 2015 to March 2016, as Chief Administrative Officer from February 2013 to June 2015, as Chief Information Officer from 2009 to February 2015 and as Executive Vice President since 2006. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a privately held company, including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Investor Relations Contact:

Rob Luther, 954-958-1200 ext. 6750

VP, Corporate Development, Strategy & IR

rluther@universalproperty.com

Media Relations Contact:

Andy Brimmer / Mahmoud Siddig, 212-355-4449

Joele Frank, Wilkinson Brimmer Katcher

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